                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1997, except as to the treasury stock repurchase program described in Note 11 as to which the date is March 3, 1997, appearing on page 29 of Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Price Waterhouse LLP

                                          Fort Worth, Texas

                                          July 28, 1997